UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2010

Ampco-Pittsburgh Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 456-4400

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2010, the Board of Directors of Ampco-Pittsburgh Corporation (the “Company”) approved an amendment and restatement of the Company’s existing Amended and Restated By-Laws (as so amended and restated, the “Amended and Restated By-Laws”). The purpose of the amendment and restatement was generally to modernize the Company’s by-laws. The amendments reflected in the Amended and Restated By-Laws include, among others, requirements that a shareholder seeking to bring business before an annual shareholder meeting disclose additional information regarding the shareholder’s economic interests in the Company. The Amended and Restated By-Laws also contain a number of conforming changes and other non-material changes, such as providing for electronic transmission of communications and clarifying the applicability of certain provisions to uncertificated shares.

The foregoing summary of the Amended and Restated By-Laws is qualified in its entirety by reference to the Amended and Restated By-Laws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.1	Amended and Restated By-Laws of Ampco-Pittsburgh Corporation, as amended and restated on December 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

By:	/S/ ROSE HOOVER
Rose Hoover
Senior Vice President and Secretary

Dated: December 21, 2010